EXHIBIT 10.1
                                                                    ------------



                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of May 14, 2003, by and among SpectraSite Communications, Inc., a Delaware corporation (the "Borrower"), SpectraSite, Inc. (formerly known as SpectraSite Holdings, Inc.), a Delaware corporation ("Holdco"), Canadian Imperial Bank of Commerce, as administrative agent (the "Administrative Agent") and the other Credit Parties signatory hereto (the "Credit Parties").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Holdco, the Administrative Agent and the Credit Parties are parties to that certain Amended and Restated Credit Agreement dated as of February 22, 2001, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 31, 2001, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 14, 2002 (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdco, CIBC World Markets Corp. and Credit Suisse First Boston, as joint lead arrangers and bookrunners (the "Lead Arrangers"), CIBC World Markets Corp., Credit Suisse First Boston, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as arrangers (the "Arrangers"), Credit Suisse First Boston, as syndication agent (the "Syndication Agent"), Bank of Montreal, Chicago Branch and TD Securities
(USA) Inc., as co-documentation agents (the "Documentation Agents"), the Administrative Agent and the other Credit Parties (as defined in the Credit Agreement) party thereto; and

         WHEREAS, the Borrower has requested, and the Administrative Agent and the Credit Parties have agreed, to amend the Credit Agreement as and to the extent set forth herein; and

         NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, except as otherwise defined or limited herein, and further agree, subject to the conditions precedent to this Amendment hereinafter set forth, as follows:

         1.       AMENDMENTS TO ARTICLE 1.

                 (a) Article 1 of the Credit Agreement, DEFINITIONS, is hereby modified and amended by adding the following definitions in appropriate alphabetical order:

                  "'ADDITIONAL ACQUISITION AVAILABILITY' shall mean the sum of all voluntary prepayments of the Term Loans made by the Borrower after the Third Amendment Date pursuant to Section 2.5(b)(i) hereof and funded solely from Net Cash Proceeds contributed by Holdco to the Borrower or any of its Designated Subsidiaries with respect to any Eligible Debt Offering (other than any issuance of Specified High-Yield Securities)."

                  "'SPECIFIED HIGH-YIELD SECURITIES' shall mean those Permitted High-Yield Securities issued by Holdco after the Third Amendment Date and yielding, in the aggregate, the first $150,000,000 of gross proceeds to Holdco accruing after the Third Amendment Date."

                  "'SPECIFIED REDUCTION ASSETS' shall mean those Assets (other than any Cingular Transaction Assets or any Assets comprising the Network Services Business) sold, transferred or otherwise disposed of by the Borrower or any of the Designated Subsidiaries with respect to which the Borrower and the Designated Subsidiaries shall have received, in the aggregate, the first $75,000,000 in Net Cash Proceeds accruing from and after the Third Amendment Date."

                  "'THIRD AMENDMENT DATE' shall mean May 14, 2003"

                  (b) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the existing definitions of "Acceptable Restructuring Plan," "Amendment Period," "Available Revolving Commitment," "Chapter 11 Case," "Chapter 11 Funding Amount," "Court," "Domestic SpectraSite Mexico Investments," "Foreign SpectraSite Mexico Investments," "Foreign SpectraSite Mexico Subsidiaries," "Holdco 6-3/4% Convertible Notes
(2010)," "Holdco 10-3/4% Notes (2010)," "Holdco 11-1/4% Notes (2009)," "Holdco
12% Notes (2008)," "Holdco 12-1/2% Notes (2010)," "Holdco 12-7/8% Notes (2010),"
"Holdco Notes," "Holdco Notes Indentures," "Indenture Trustee," "Permitted Network Services Investments," "Revolving Loan Availability Date," "Tranche A Commitment Reduction Date," "Tranche A Commitment Termination Date" and "Unfunded Tranche A Commitment" in their entirety. Each reference to the term "Available Revolving Commitment" in the Credit Agreement is hereby deleted and the term "Revolving Commitment" substituted in lieu thereof.

                  (c) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the parenthetical "(other than any Foreign SpectraSite Mexico Investments)" from the definition of "Foreign Investments" in its entirety.

                  (d) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the parenthetical "(other than any Foreign SpectraSite Mexico Subsidiaries)" from the definition of "Foreign Subsidiaries" in its entirety.

                  (e) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by inserting the following proviso at the end of the definition of "Funded Debt":

         "; PROVIDED, HOWEVER, that notwithstanding anything in GAAP to the contrary, for purposes of calculating Funded Debt, the amount of each of the foregoing obligations shall be the full face or, in the case of discount obligations, accreted amount of such obligations without giving effect to any adjustments thereto which may be required under GAAP"


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

                  (f) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the existing definition of "Holdco" and by substituting the following in lieu thereof:

                  "'HOLDCO' shall mean SpectraSite, Inc., a Delaware corporation, formerly known as SpectraSite Holdings, Inc."

                  (g) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the existing definition of "Permitted High-Yield Securities" and by substituting the following in lieu thereof:

                  "'PERMITTED HIGH-YIELD SECURITIES' shall mean, collectively,
         (a) preferred equity securities issued by the Borrower or Holdco, and
         (b) other debt securities issued by Holdco (including, without limitation, any debt securities convertible into Equity Interests of Holdco), upon the Borrower's demonstration to the Lead Arrangers of the Borrower's pro forma compliance with the Financial Covenants and ability to make all payments of interest and principal when due with respect to the Loans through the Final Maturity Date (with respect to which any related Projections may show the final maturity of the Loans being repaid with the proceeds of new borrowings as long as the projected Borrower Leverage Ratio at the Final Maturity Date is no greater than 1.00 to 1.00); PROVIDED, HOWEVER, that if such equity securities are issued by the Borrower, such equity securities shall have no creditor-like rights or remedies; PROVIDED FURTHER, HOWEVER, that in each case, the terms and conditions of such securities (i) shall provide, among other things, that (A) in the case of discount notes, neither dividends nor interest shall be payable (I) in cash at any time prior to February 22, 2004, or (II) at a coupon greater than fifteen percent (15%); (B) in the case of any such debt or equity securities with a cash pay component thereof, the aggregate principal amount thereof and the interest or dividend rate applicable thereto shall be no greater than the principal amount and/or the interest or dividend rate with respect to which the Borrower shall have provided the Credit Parties with revised Projections, satisfactory to the Lead Arrangers, assuming issuance of such Permitted High-Yield Securities and taking into account any Restricted Payments permitted to be made to make interest or dividend payments with respect to such Permitted High-Yield Securities and demonstrating the Borrower's pro forma compliance with the Financial Covenants and ability to make all payments of interest and principal when due with respect to the Loans through the Final Maturity Date (which Projections may show the final maturity of the Loans being repaid with the proceeds of new borrowings as long as the projected Borrower Leverage Ratio at the Final Maturity Date is no greater than 1.00 to 1.00); and (C) such securities shall have no required cash redemptions (other than customary change of control and asset sale redemption provisions) or principal maturities prior to the day after the first anniversary of the Final Maturity Date, and (ii) shall be otherwise reasonably acceptable to the Lead Arrangers in all material respects."

                  (h) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting clauses (j) and (m) from the definition of "Permitted Liens" and by substituting the following in lieu thereof:


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

                  "(j) Liens in favor of the Borrower or any wholly owned Restricted Subsidiary of the Borrower, and Liens of any Foreign Subsidiary (other than any Canadian Subsidiary) in favor of any wholly owned Foreign Subsidiary (other than any Canadian Subsidiary), and Liens of any Canadian Subsidiary in favor of any wholly owned Canadian Subsidiary;"

                  "(m) negative pledges and other agreements not to create Liens contained in any Permitted High Yield Securities and any other Permitted Debt;"

                  (i) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the parenthetical in the existing definition of "Restricted Investments" in its entirety and by substituting "(other than Concourse Communications)" in lieu thereof.

                  (j) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the parenthetical in the existing definition of "Restricted Subsidiaries" in its entirety and by substituting "(other than Concourse Communications)" in lieu thereof.

                  (k) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the existing definition of "Revolving Commitment" in its entirety and by substituting the following in lieu thereof:

                  "'REVOLVING COMMITMENT' shall mean the several obligations of certain of the Lenders to advance the sum of up to $200,000,000 to the Borrower in accordance with their respective Revolving Commitment Ratios, and as reduced from time to time, all pursuant to the terms hereof."

                  (l) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the existing definition of "Total Interest Expense" in its entirety and by substituting the following in lieu thereof:

                  "'TOTAL INTEREST EXPENSE' shall mean, for any period, the sum of (a) Borrower Interest Expense, (b) the amount of any Restricted Payments made by the Borrower or any of the Designated Subsidiaries to Holdco during such period for the purpose of making payments of interest or dividends in respect of any Permitted High-Yield Securities, and (c) the amount of any Restricted Payments made by the Borrower during such period for the purpose of making payments of dividends in respect of any Permitted High-Yield Securities of the Borrower."

                  (m) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by adding the following sentence at the end of the definition of "Tranche A Loans":

         "As of the Third Amendment Date, the aggregate outstanding principal amount of the Tranche A Loans is $301,694,172.00."

                  (n) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by adding the following sentence at the end of the definition of "Tranche B Loans":

         "As of the Third Amendment Date, the aggregate outstanding principal amount of the Tranche B Loans is $405,260,828.00."

                  (o) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the existing definition of "Unfunded Commitment Percentage" in its entirety and by substituting the following in lieu thereof:

                  "'UNFUNDED COMMITMENT PERCENTAGE' shall mean, as of the end of any quarter, the percentage equivalent of a fraction, the numerator of which is equal to (a) the result of the average daily amount during such quarter, without duplication, of (i) the Revolving Commitment, less (ii) the aggregate principal amount of Revolving Loans outstanding, less (iii) the L/C Obligations outstanding, less (iv) the aggregate principal amount of Swing Loans outstanding, and the denominator of which is equal to (b) the average daily amount during such quarter of the Revolving Commitment."

                  (p) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the existing definition of "Unfunded Commitments" in its entirety and by substituting the following in lieu thereof:

                  "'UNFUNDED COMMITMENTS' shall mean, as of any date of determination, the sum of (a) the Revolving Commitment, less the aggregate principal amount of Revolving Loans outstanding, less the L/C Obligations outstanding, less the aggregate principal amount of Swing Loans outstanding, and (b) the undrawn amount of all Incremental Facility Commitments."

                  (q) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the parenthetical in the existing definition of "Unrestricted Investments" in its entirety and by substituting "(other than Concourse Communications, any Foreign Investments or any Restricted Investments)" in lieu thereof.

                  (r) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further modified and amended by deleting the parenthetical in the existing definition of "Unrestricted Subsidiaries" in its entirety and by substituting "(other than Concourse Communications, any Foreign Subsidiaries or any Restricted Subsidiaries)" in lieu thereof.

         2. AMENDMENT TO SECTION 2.1. Section 2.1 of the Credit Agreement, THE LOANS, is hereby modified and amended by deleting the reference to "One Billion Eighty-Five Hundred Million Dollars ($1,085,000,000)" from the introductory paragraph thereof and by substituting ", as of the Third Amendment Date, Nine Hundred Six Million Nine Hundred Fifty-Five Thousand Dollars ($906,955,000)" in lieu thereof.

         3.       AMENDMENTS TO SECTION 2.3.


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

                  (a) Section 2.3(a) of the Credit Agreement, ON BASE RATE ADVANCES, is hereby modified and amended by deleting the first sentence therefrom and by substituting the following in lieu thereof:

         "Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each calendar quarter."

                  (b) Section 2.3(b) of the Credit Agreement, ON EURODOLLAR ADVANCES, is hereby modified and amended by deleting the first sentence therefrom and by substituting the following in lieu thereof:

         "Interest on each Eurodollar Rate Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable in arrears (i) on the applicable Payment Date for such Advance, and (ii) if the Eurodollar Advance Period for such Eurodollar Advance exceeds three (3) months, on every three (3) month anniversary of such Eurodollar Advance."

                  (c) Section 2.3(f) of the Credit Agreement, APPLICABLE MARGINS FOR BASE RATE ADVANCES AND EURODOLLAR ADVANCES, is hereby modified and amended by deleting the introductory paragraph in clause (i) in its entirety and substituting the following in lieu thereof:

                  "ADVANCES UNDER THE REVOLVING COMMITMENT OR OF THE TRANCHE A LOANS. With respect to any Advance under the Revolving Commitment, or any Advance of the Tranche A Loans, the Applicable Margin shall be the interest rate margin based upon the Borrower Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2nd) Business Day after the financial statements referred to in Section 7.1 hereof are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:"

                  (d) Section 2.3(f) of the Credit Agreement, APPLICABLE MARGINS FOR BASE RATE ADVANCES AND EURODOLLAR ADVANCES, is hereby further modified and amended by deleting clause (ii) in its entirety and substituting the following in lieu thereof:

                  "(ii) ADVANCES OF THE TRANCHE B LOANS. With respect to any Advance of the Tranche B Loans, the Applicable Margin shall be, (A) 4.00% per annum with respect to any Eurodollar Advance and (B) 2.75% per annum with respect to any Base Rate Advance."

         4.       AMENDMENTS TO SECTION 2.4.

                  (a) Section 2.4(a) of the Credit Agreement, COMMITMENT FEES, is hereby modified and amended by deleting the second sentence therefrom (beginning with "Such commitment fees...") and substituting the following in lieu thereof:

         "Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business


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

         Day of each calendar quarter, shall be fully earned when due, and shall be non-refundable when paid."

                  (b) Section 2.4(b) of the Credit Agreement, LETTER OF CREDIT FEE, is hereby modified and amended by deleting the second sentence therefrom (beginning with "Such letter of credit fee...") and by substituting the following in lieu thereof:

         "Such letter of credit fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which such Letter of Credit is outstanding, and any accrued and unpaid letter of credit fees shall also be due and payable on the Initial Maturity Date."

                  (c) Section 2.4(c) of the Credit Agreement, ISSUING BANK FEE, is hereby modified and amended by deleting the first sentence therefrom and by substituting the following in lieu thereof:

         "The Borrower agrees to pay to the Issuing Bank, for its own account, an issuing bank fee in Dollars in the amount of such Issuing Bank's customary fee with respect to the issuance of a Letter of Credit calculated on the Dollar Equivalent Amount of the currency in which such Letter of Credit is denominated on the stated amount of each Letter of Credit issued by such Issuing Bank hereunder, which fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter in which such Letter of Credit is outstanding."

         5.       AMENDMENTS TO SECTION 2.5.

                  (a) Section 2.5(b)(ii) of the Credit Agreement, APPLICATION OF PAYMENTS OR REDUCTIONS, is hereby modified and amended by adding the following sentence at the end of clause (A) thereof:

         "Notwithstanding anything to the contrary contained in the foregoing, to the extent that the Borrower shall fund any prepayment of the Term Loans from Net Cash Proceeds contributed by Holdco to the Borrower or any of its Designated Subsidiaries with respect to any Eligible Debt Offering, each reduction of the Tranche A Loans, Tranche B Loans and Incremental Facility Loans which are term loans made under this Section shall reduce such Loans on a pro rata basis and shall be applied to the remaining scheduled installments of principal due in respect of such Loans in the direct order of maturity, rather than on a pro rata basis."

                  (b) Section 2.5(b)(ii) of the Credit Agreement, APPLICATION OF PAYMENTS OR REDUCTIONS, is hereby modified and amended by adding the following sentence at the end of clause (B) thereof:

         "The permanent reduction of the Revolving Commitment made on the Third Amendment Date shall be applied to reduce the remaining scheduled reductions of the Revolving Commitment as set forth in Section 2.6(a) hereof in the direct order of maturity."


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

         6.       AMENDMENTS TO SECTION 2.6.

                  (a) For purposes of clarification only and not in any way to delay or extend the terms of repayment, or to change the order of application of repayment of the Revolving Loans or the scheduled reductions in the Revolving Commitment, Section 2.6(a) of the Credit Agreement, REVOLVING COMMITMENT, is hereby modified and amended by deleting the introductory paragraph and the table set forth therein and substituting the following in lieu thereof:

                  "(a) REVOLVING COMMITMENT. Commencing on September 30, 2003, and at the end of each calendar quarter thereafter, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount (for such quarter and year) as set forth below:

                                      AMOUNT OF REVOLVING        ANNUAL AMOUNT OF REVOLVING
                                     COMMITMENT OUTSTANDING        COMMITMENT OUTSTANDING
                                   IMMEDIATELY AFTER THE THIRD      IMMEDIATELY AFTER THE
                                       AMENDMENT DATE TO BE          THIRD AMENDMENT DATE
        QUARTERS ENDING               REDUCED EACH QUARTER              TO BE REDUCED
        ---------------               --------------------              -------------
September 30, 2003 through                     $0                            $0
December 31, 2003

March 31, 2004 through December                $0                            $0
31, 2004

March 31, 2005                                 $0                             --

September 30, 2005                         $3,125,000                         --

December 31, 2005                          $21,875,000                   $25,000,000

March 31, 2006 through December            $21,875,000                   $87,500,000
31, 2006

March 31, 2007 through June 30,            $43,750,000                   $87,500,000
2007

                  (b) For purposes of clarification only and not in any way to delay or extend the terms of repayment, or to change the order of application of repayment of the Tranche A Loans or the scheduled reductions in the Tranche A Commitment, Section 2.6(b) of the Credit Agreement, TRANCHE A LOANS, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(b) TRANCHE A LOANS. Commencing on September 30, 2003, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Tranche A Loans then outstanding shall be repaid by an amount equal to the amount (for such quarter and year) set forth below:


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

                                                                      ANNUAL AMOUNT OF
                                    AMOUNT OF TRANCHE A LOANS          TRANCHE A LOANS
                                     OUTSTANDING IMMEDIATELY       OUTSTANDING IMMEDIATELY
                                     AFTER THE THIRD AMENDMENT    AFTER THE THIRD AMENDMENT
        QUARTERS ENDING          DATE TO BE REDUCED EACH QUARTER      DATE TO BE REDUCED
        ---------------          -------------------------------      ------------------
September 30, 2003 through                     $0                            $0
December 31, 2003

March 31, 2004 through December                $0                            $0
31, 2004

March 31, 2005 through June 30,                $0                             --
2005

September , 2005                         $22,243,734.12                       --

December 31, 2005                        $31,168,590.76                $53,412,324.88

March 31, 2006 through December          $31,168,590.76                $124,674,363.04
31, 2006

March 31, 2007                           $62,337,181.53                      ---

June 30, 2007                            $61,270,302.55                $123,607,484.06

         "Additionally, the Tranche A Loans shall be repaid as may be required by Section 2.7 hereof. Any unpaid principal and interest of the Tranche A Loans and any other outstanding Obligations under the Tranche A Commitment shall be due and payable in full on the Initial Maturity Date."

                  (c) For purposes of clarification only and not in any way to delay or extend the terms of repayment, or to change the order of application of repayment of the Tranche B Loans, Section 2.6(c) of the Credit Agreement, TRANCHE B LOANS, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(c) TRANCHE B LOANS. Commencing on September 30, 2003, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Tranche B Loans then outstanding shall be repaid as set forth below:

                                    AMOUNT OF TRANCHE B LOANS     ANNUAL AMOUNT OF TRANCHE B
                                     OUTSTANDING IMMEDIATELY     LOANS OUTSTANDING IMMEDIATELY
                                   AFTER THE THIRD AMENDMENT        AFTER THE THIRD AMENDMENT
        QUARTERS ENDING          DATE TO BE REDUCED EACH QUARTER    DATE TO BE QUARTER REDUCED
        ---------------          -------------------------------    --------------------------
September 30, 2003 through                     $0                            $0
December 31, 2003

March 31, 2004 through December                $0                            $0
31, 2006

March 31, 2007                                 $0                             --

June 30, 2007                                  $0                             --

September 30, 2007                       $191,256,649.63                      --

December 31, 2007                        $214,004,178.37               $405,260,828.00


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

         "Additionally, the Tranche B Loans shall be repaid as may be required by Section 2.7 hereof. Any unpaid principal and interest of the Tranche B Loans and any other outstanding Obligations shall be due and payable in full on the Final Maturity Date."

         7.       AMENDMENTS TO SECTION 2.7.

                  (a) Section 2.7(b) of the Credit Agreement, DISPOSITION OF ASSETS, is hereby modified and amended by deleting subsection (i) in its entirety and by substituting the following in lieu thereof:

                  "(i) If, after the Agreement Date, the Borrower or any of the Designated Subsidiaries shall sell, transfer or otherwise dispose of (including, without limitation, by way of condemnation or casualty) (I) any Cingular Transaction Assets in connection with the Cingular Transaction, (II) any of the Specified Reduction Assets, (III) all or any portion of the Network Services Business, or (IV) any other Assets, or any of the Designated Subsidiaries shall issue minority Equity Interests therein, with Net Cash Proceeds in excess of $10,000,000 in the aggregate during the term of this Agreement (other than (A) the sale of obsolete equipment (other than Towers), (B) the sale of inventory in the ordinary course of business, (C) the sale, transfer or other disposition of Assets that are replaced by property of substantially equivalent value in the ordinary course of business, (D) the sale, transfer or other disposition of any Equity Interests in any Unrestricted Subsidiary or Unrestricted Investment, and (E) the lease of space on Towers in the ordinary course of business), one hundred percent (100%) of the Net Cash Proceeds (in the case of each of clauses
         (I), (II), (III) and (IV)) received by the Borrower or such Designated Subsidiary from such Sales Transaction shall be applied, on the date of receipt thereof by the Borrower or such Designated Subsidiary, to prepay the Loans as set forth in Section 2.7(e) below; PROVIDED, HOWEVER, that, at the Borrower's election, so long as no Default or Event of Default then exists or would be caused thereby, up to $20,000,000 of such Net Cash Proceeds received by the Borrower or any Designated Subsidiary (other than any Net Cash Proceeds received in connection with the Cingular Transaction or the sale of any Specified Reduction Assets or the disposition of all or any portion of the Network Services Business) in the aggregate during any year may be used by the Borrower or such Restricted Subsidiary to purchase or construct one or more Towers or otherwise to invest in capital assets, the aggregate Purchase Price of which does not exceed such Net Cash Proceeds (or the sum of such Net Cash Proceeds plus amounts otherwise available for Permitted Acquisitions), so long as the Borrower or such Designated Subsidiary shall have (A) entered into a definitive contract for purchase or construction no later than six (6) months from the date of such sale or other disposition, and (B) concluded such purchase or construction within twelve (12) months from the date of such sale or other disposition."

                  (b) Section 2.7(c) of the Credit Agreement, DEBT ISSUANCE, is hereby modified and amended by adding the following sentence at the end thereof:

         "In addition to the foregoing and without regard to the Borrower Leverage Ratio requirements contained therein, if, after the Third Amendment Date, Holdco shall issue any Specified High-Yield Securities, Holdco shall contribute to the Borrower as New Affiliated Equity, on the date of Holdco's receipt of the Net Cash Proceeds from any such issuance, one hundred percent (100%) of such Net Cash Proceeds, and the Borrower shall thereupon apply such amount to prepay the Loans as set forth in Section 2.7(e) hereof."

                  (c) Section 2.7(e) of the Credit Agreement, APPLICATION OF PAYMENTS, is hereby modified and amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing, in the case of (x) the amount of any prepayment required to be made pursuant to Section 2.7(b) hereof from the Net Cash Proceeds received by the Borrower and its Designated Subsidiaries in connection with sale, transfer or other disposition of any Specified Reduction Assets or (y) the amount of any prepayment required to be made pursuant to Section 2.7(c) hereof in connection with the issuance of any Specified High-Yield Securities, the amount of any such prepayment shall be applied to permanently reduce, on a pro rata basis, the outstanding principal amount of the Tranche A Loans and the Tranche B Loans, in each case with the amount allocated to the Tranche A Loans being applied to reduce the remaining scheduled installments of principal due under the Tranche A Loans as set forth in
         Section 2.6(b) hereof in the direct order of maturity, and the amount allocated to the Tranche B Loans being applied to reduce the remaining scheduled installments of principal due under the Tranche B Loans as set forth in Section 2.6(c) hereof in the direct order of maturity."

         8.       AMENDMENTS TO SECTION 2.16.

                  (a) Section 2.16 of the Credit Agreement, INCREMENTAL FACILITY LOANS, is hereby modified and amended by deleting the last sentence (beginning "Notwithstanding anything to the contrary...") at the end of subsection (a) thereof.

                  (b) Section 2.16 of the Credit Agreement, INCREMENTAL FACILITY LOANS, is hereby further modified and amended by deleting clause (ii) of subsection (b) and by substituting the following in lieu thereof:

         "(ii) provide revised Projections to the Credit Parties, which shall be in form and substance reasonably satisfactory to the Lead Arrangers and which shall demonstrate (A) the Borrower's ability to timely repay such Incremental Facility Commitment and any Incremental Facility Loans thereunder and (B) the Borrower's pro forma compliance with the Financial Covenants and ability to make all payments of interest and principal when due with respect to the Loans through the Final Maturity Date (which Projections may show the final maturity of the Loans being repaid with the proceeds of new borrowings as long as the projected Borrower Leverage Ratio at the Final Maturity Date is no greater than
         1.00 to 1.00)"

9. AMENDMENTS TO SECTION 4.2.

                  (a) Section 4.2 of the Credit Agreement, CONDITIONS PRECEDENT TO EACH ADVANCE, is hereby modified and amended by deleting the parenthetical from the introductory paragraph and by substituting "(including the initial Advance hereunder and any Advance of the Swing Loans, but excluding any Advance the proceeds of which are to reimburse (x) the Swing Loan Lender for Swing Loans or (y) any Issuing Bank for amounts drawn under a Letter of Credit)" in lieu thereof.

                  (b) Section 4.2 of the Credit Agreement, CONDITIONS PRECEDENT TO EACH ADVANCE, is hereby further modified and amended by deleting the proviso (beginning "provided, however, during the Amendment Period...") at the end of clause (a) thereof.

         10. AMENDMENT TO SECTION 4.3. Section 4.3 of the Credit Agreement, CONDITIONS PRECEDENT TO ISSUANCE OF EACH LETTER OF Credit, is hereby modified and amended by deleting the proviso (beginning "provided, however, during the Amendment Period...") at the end of clause (a) thereof.

         11.      AMENDMENTS TO SECTION 5.1.

                  (a) Section 5.1(c) of the Credit Agreement, EQUITY INTERESTS, CORPORATE ORGANIZATION AND RELATED MATTERS, is hereby modified and amended by deleting the second sentence therefrom (beginning "As of the Agreement Date, the Borrower does not...") and substituting the following in lieu thereof:

         "As of the Third Amendment Date, the Borrower does not have any Subsidiaries other than the Subsidiaries listed on Schedule 5.1(c) attached hereto, which Subsidiaries are identified on such schedule as Restricted Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries."

                  (b) Section 5.1(d) of the Credit Agreement, COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS, is hereby modified and amended by deleting the phrase "including, without limitation, the Holdco Notes Indentures," from clause (iii) thereof.

                  (c) Section 5.1(g) of the Credit Agreement, COMPLIANCE WITH LAW; ABSENCE OF DEFAULT, is hereby modified and amended by deleting the phrase "including, without limitation, the Holdco Notes Indentures," from clause
(y) set forth in the second sentence thereof (beginning "No event has occurred or failed to occur...").

                  (d) Section 5.1(x) of the Credit Agreement, INVESTMENTS, is hereby modified and amended by deleting the second sentence therefrom (beginning "SCHEDULE 5.1(X) sets forth...") and substituting the following in lieu thereof:

         "SCHEDULE 5.1(X) sets forth, as of the Third Amendment Date, whether each Investment identified thereon constitutes a Restricted Investment, an Unrestricted Investment or a Foreign Investment and the amount that has been Invested by members of the Restricted Group in each such Investment as of the Third Amendment Date."

                  (e) Section 5.1(aa) of the Credit Agreement, SBC LEASE DOCUMENTS; HOLDCO NOTES INDENTURES, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(aa) SBC LEASE DOCUMENTS; CINGULAR TRANSACTION DOCUMENTS. The Borrower has provided to the Arrangers correct and complete copies of the SBC Lease Documents and the Cingular Transaction Documents as such documents are in effect on the Second Amendment Date. To the best of the Borrower's knowledge, none of the representations and warranties made by or with respect to any of Holdco, the Borrower and the Borrower's Subsidiaries as set forth in any of the SBC Lease Documents or the Cingular Transaction Documents were incorrect in any material respect when made or deemed made."

         12. AMENDMENT TO SECTION 6.11. Section 6.11 of the Credit Agreement, INTEREST RATE HEDGING, is hereby modified and amended by adding the following proviso at the end of the first sentence thereof:

         "; PROVIDED, HOWEVER, from and after the Third Amendment Date, so long as the Borrower Leverage Ratio shall be less than or equal to 4.00 to 1.00, the foregoing requirement that at least fifty percent (50%) of the aggregate amount of Funded Debt of Holdco, the Borrower and the Borrower's Subsidiaries outstanding be hedged or on a fixed rate basis shall not apply"

         13.      AMENDMENTS TO SECTION 6.15.

                  (a) Section 6.15 of the Credit Agreement, COVENANTS REGARDING ADDITIONAL COLLATERAL, is hereby modified and amended by deleting clause (v) from subsection (a) in its entirety and by substituting the following in lieu thereof:

                  "(v) in the case of any new Subsidiary Guarantor holding any Equity Interests in any Designated Subsidiary or Restricted Investment, a duly executed supplement to the Subsidiary Pledge Agreement, pursuant to which such Subsidiary Guarantor shall pledge to the Collateral Agent all of the Equity Interests held by it, whether now owned or hereafter acquired, in (A) each of the Subsidiary Guarantors and the Restricted Investments and (B) each of the Foreign Subsidiaries and the Foreign Investments (but not to exceed sixty-six percent (66%) of the total Equity Interests in any such Person);"

                  (b) Section 6.15 of the Credit Agreement, COVENANTS REGARDING ADDITIONAL COLLATERAL, is hereby further modified and amended by deleting (i) the phrase "or any Domestic SpectraSite Mexico Investment" from the introductory paragraph of subsection (b) thereof, and (ii) the phrase "or Domestic SpectraSite Mexico Investment" from clause (i) of subsection (b) thereof.

                  (c) Section 6.15 of the Credit Agreement, COVENANTS REGARDING ADDITIONAL COLLATERAL, is hereby modified and amended by deleting the introductory paragraph from subsection (c) and by substituting the following in lieu thereof:

                  "(c) Concurrently with (x) the consummation of each Acquisition by the Borrower (whether directly or indirectly) of any new Foreign Subsidiary, (y) the formation of any new Foreign Subsidiary, or
         (z) the consummation of each Investment by the Borrower (whether directly or indirectly) in any new Foreign Investment, the Borrower will, and will cause each of the Subsidiary Guarantors to, provide to the Collateral Agent the following:"

                  (d) Section 6.15 of the Credit Agreement, COVENANTS REGARDING ADDITIONAL COLLATERAL, is hereby modified and amended by deleting clause (i) from subsection (c) and by substituting the following in lieu thereof:

                  "(i) a duly executed amendment to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, pursuant to which all of the Equity Interests owned by the Borrower (whether directly or indirectly) in such new Foreign Subsidiary or such new Foreign Investment (but not to exceed sixty-six percent (66%) of the total Equity Interests of any such Person) shall be pledged to the Collateral Agent as additional Collateral securing the Obligations to be held by the Collateral Agent in accordance with the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, together with all original share certificates representing such Equity Interests and duly executed certificate powers (or, in the case of uncertificated Equity Interests, any necessary UCC-1 financing statement forms);"

                  (e) Section 6.15 of the Credit Agreement, COVENANTS REGARDING ADDITIONAL COLLATERAL, is hereby further modified and amended by deleting the phrase "and, to the extent constituting Designated Subsidiaries hereunder, any non-wholly owned Domestic SpectraSite Mexico Subsidiaries," from clause (i) of the subsection (f).

         14. AMENDMENT TO SECTION 6.17. Section 6.17 of the Credit Agreement, COVENANTS REGARDING THE DESIGNATION OF SUBSIDIARIES AND INVESTMENTS, is hereby modified and amended by deleting subsection (a), PROCEDURE FOR DESIGNATION, in its entirety and by substituting the following in lieu thereof:

                  "(a) PROCEDURE FOR DESIGNATION. As of the Agreement Date, the Borrower shall designate in writing to the Lead Arrangers (i) each of its direct and indirect Subsidiaries (other than any Foreign Subsidiaries) as Restricted Subsidiaries or Unrestricted Subsidiaries for purposes of this Agreement and (ii) each of the Investments (other than Concourse Communications or any Foreign Investments) made by the Borrower or any of its Subsidiaries as Restricted Investments or Unrestricted Investments for purposes of this Agreement. With respect to each Subsidiary of the Borrower formed or acquired, and each Investment of the Borrower or any of its Subsidiaries made, after the Agreement Date, the Borrower shall, promptly after the formation or Acquisition of such Subsidiary or the making of such Investment, designate in writing to the Lead Arrangers whether each such Subsidiary is a Restricted Subsidiary, an Unrestricted Subsidiary or a Foreign Subsidiary and whether each such Investment is a Restricted Investment, an Unrestricted Investment or a Foreign Investment. To the extent that the Borrower shall fail to designate a Subsidiary or an Investment pursuant to the terms of this Section 6.17(a), within thirty (30) days of the formation or Acquisition thereof, each such Subsidiary shall be deemed to be a Restricted Subsidiary and each such Investment shall be deemed to be a Restricted Investment. After the Agreement Date, so long as no Default or Event of Default then exists or would be caused thereby, the Borrower may, upon thirty (30) days' (or such shorter period as may be acceptable to the Administrative Agent) prior written notice to the Administrative Agent and subject to compliance with the requirements of this Section 6.17 and Section 6.15 hereof, re-designate Unrestricted Subsidiaries as Restricted Subsidiaries and Unrestricted Investments as Restricted Investments. Members of the Restricted Group, Restricted Investments, Foreign Subsidiaries and Foreign Investments may not be re-designated as Unrestricted Subsidiaries or Unrestricted Investments. Notwithstanding anything to the contrary contained herein,
         (x) no Unrestricted Subsidiary may be designated or re-designated as a Restricted Subsidiary if not owned directly by a member of the Restricted Group and (y) no Unrestricted Investment may be designated or re-designated as a Restricted Investment if not owned directly by a member of the Restricted Group."

         15.      AMENDMENTS TO ARTICLE 7.

                  (a) Section 7.1 of the Credit Agreement, QUARTERLY FINANCIAL STATEMENTS AND INFORMATION, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "Section 7.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters, and within ninety (90) days after the last day of the fourth fiscal quarter of each fiscal year of the Borrower, unaudited balance sheets of (a) Holdco, on a consolidated basis with its Subsidiaries, and (b) the Borrower, on a consolidated basis with its Subsidiaries, in each case as at the end of such quarter, and the related statements of cash flows and statements of operations of such parties as set forth in clauses (a) and (b) above, and a revenue and expense statement of the Borrower and its Subsidiaries on a consolidated basis by Tower Operations and Other Operations, in each case for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which, with respect to such financial statements of (i) Holdco, on a consolidated basis with its Subsidiaries, and (ii) the Borrower on a consolidated basis with its Subsidiaries, shall set forth in comparative form such figures as at the end of, with respect to the balance sheets and statements of cash flows, the preceding fiscal year end and, with respect to the statements of operations, as at the end of and for such quarter and the corresponding quarter during the preceding fiscal year, and against the figures set forth for such quarter in the Borrower's business plan provided to the Credit Parties pursuant to Section 7.4(d) hereof, and shall be certified by a Financial Officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP (subject only to normal year-end adjustments and the absence of footnotes), the financial position of (A) Holdco, on a consolidated basis with its Subsidiaries and (B) the Borrower, on a consolidated basis with its Subsidiaries, as applicable, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period."

                  (b) Section 7.2 of the Credit Agreement, ANNUAL FINANCIAL STATEMENTS AND INFORMATION, is hereby modified and amended by deleting the proviso (beginning "PROVIDED, HOWEVER, that notwithstanding anything to the contrary...") at the end of such Section.

                  (c) Section 7.3 of the Credit Agreement, PERFORMANCE CERTIFICATES, is hereby modified and amended by (i) deleting the parenthetical "(including, without limitation, any draft financial statements delivered with respect to the fiscal quarter ending December 31, 2002)" from the introductory paragraph thereof, (ii) deleting subsection (b) its entirety and substituting "(b) setting forth for the Borrower and the Designated Subsidiaries, for each such fiscal quarter, a summary in substantially the form of Schedule 3 to the Performance Certificate;" in lieu thereof, and (iii) deleting the last sentence thereof (beginning "With respect to the Performance Certificate required to be furnished in connection with the draft financial statements...") in its entirety.

                  (d) Section 7.4 of the Credit Agreement, COPIES OF OTHER REPORTS, is hereby modified and amended by deleting subsection (g) in its entirety.

                  (e) Article 7 of the Credit Agreement, INFORMATION COVENANTS, is hereby further modified and amended by deleting Section 7.6 in its entirety.

         16.      AMENDMENTS TO SECTION 8.1.

                  (a) Section 8.1 of the Credit Agreement, INDEBTEDNESS, is hereby modified and amended by deleting subsection (g) in its entirety and by substituting the following in lieu thereof:

                  "(g) With respect to Holdco, (i) Indebtedness represented by any Permitted High-Yield Securities which are debt securities, and (ii) accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares in respect of any Permitted High-Yield Securities;"

                  (b) Section 8.1 of the Credit Agreement, INDEBTEDNESS, is hereby further modified and amended by deleting subsection (k) therefrom in its entirety and by substituting the following in lieu thereof:

                  "(k) Indebtedness of (i) any Foreign Subsidiary (other than any Canadian Subsidiary) to any wholly owned Foreign Subsidiary (other than any Canadian Subsidiary), (ii) any Canadian Subsidiary to any wholly owned Canadian Subsidiary, or (iii) Concourse Communications or any of its Subsidiaries to Concourse Communications or any of its wholly owned Subsidiaries; and"

         17. AMENDMENT TO SECTION 8.2. Section 8.2 of the Credit Agreement, INVESTMENTS, is hereby modified and amended by deleting clause (y) in its entirety and by substituting the following in lieu thereof:

         "(y) (a) Foreign Subsidiaries (other than Canadian Subsidiaries) may make Investments in and loans to wholly owned Foreign Subsidiaries (other than Canadian Subsidiaries), (b) Canadian Subsidiaries may make Investments in and loans to wholly owned Canadian Subsidiaries, and (c) Concourse Communications and its Subsidiaries may make Investments in and loans to Concourse Communications and its wholly owned Subsidiaries."

         18. AMENDMENT TO SECTION 8.4. Section 8.4 of the Credit Agreement, AMENDMENT AND WAIVER, is hereby modified and amended by deleting clause (c) from subsection (i) and by substituting "(c) any documents evidencing or relating to the issuance of any Permitted High-Yield Securities," in lieu thereof.

         19.      AMENDMENTS TO SECTION 8.5.

                  (a) Section 8.5 of the Credit Agreement, LIQUIDATION; MERGER; ACQUISITION OR DISPOSITION OF ASSETS, is hereby modified and amended by deleting the introductory paragraph of subsection (ii) in its entirety and by substituting the following in lieu thereof:

                  "(ii) subject to compliance with the mandatory prepayment provision of Section 2.7(b), (w) the Borrower and the Designated Subsidiaries may consummate the Cingular Transaction and the Concourse Disposition; (x) the Borrower and the Designated Subsidiaries may sell, transfer or dispose of, in a single transaction or a series of related transactions which are consummated on or before the date which is two
         (2) years after the Third Amendment Date, the Broadcast Business, so long as the Borrower shall provide to the Arrangers and the Lenders calculations demonstrating, on a pro forma basis, that (A) the Borrower Leverage Ratio and (B) the Debt Per Tower Ratio shall be reduced after giving effect to such disposition and the mandatory permanent prepayment of the Loans, if any, associated therewith; (y) the Borrower and the Designated Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, Assets, at the fair market value thereof and, with respect to any disposition in which the Purchase Price is equal to or greater than $10,000,000 (other than an exchange or swap of Assets), at least seventy-five percent (75%) of the Purchase Price shall be payable in cash; and (z) Designated Subsidiaries may issue minority Equity Interests therein, and in connection with any such disposition or issuance the Collateral Agent shall, upon the request of the Borrower, release any Liens granted pursuant to any of the Security Documents with respect to such Assets, subject to the following conditions:"

                  (b) Section 8.5 of the Credit Agreement, LIQUIDATION; MERGER; ACQUISITION OR DISPOSITION OF ASSETS, is hereby further modified and amended by deleting subsection (iii) in its entirety and substituting the following in lieu thereof:

                  "(iii) (A) members of the Restricted Group (other than any of the Tower Subsidiaries) may (I) make Investments as permitted under
         Section 8.2(x)(a) hereof, and (II) transfer Assets amongst themselves,
         (B) Foreign Subsidiaries (other than Canadian Subsidiaries) may (I) make Investments as permitted under Section 8.2(y) hereof and (II) may transfer Assets amongst themselves, (C) Canadian Subsidiaries may (I) make

         Investments as permitted under Section 8.2(y) hereof and (II) may transfer Assets amongst themselves, and (D) Concourse Communications and its Subsidiaries may (I) make Investments as permitted under
         Section 8.2(y) hereof and (II) may transfer Assets amongst themselves;"

                  (c) Section 8.5 of the Credit Agreement, LIQUIDATION; MERGER; ACQUISITION OR DISPOSITION OF ASSETS, is hereby further modified and amended by deleting subsection (v) in its entirety and by substituting the following in lieu thereof:

                  "(v) subject to compliance with Sections 6.9, 6.15 and 6.16 hereof, the Borrower and the Designated Subsidiaries may make the following Acquisitions and Investments and form Subsidiaries with respect thereto:

                  "(A) Acquisitions of (I) Tower Assets (other than Tower management and rooftop businesses) located in the United States or (II) Persons organized under the laws of the United States or any state thereof or the District of Columbia that are engaged primarily in the business of holding or leasing Tower Assets of such type which are located in the United States, so long as the aggregate Purchase Price for all such Acquisitions consummated during the period from and after the Second Amendment Date through the Final Maturity Date shall not exceed the sum of (I) $50,000,000, plus (II) the amount of any New Affiliated Equity to the extent allocated solely to this purpose, plus
         (III) the amount of any Additional Acquisition Availability;

                  "(B) Investments (whether structured as a single Investment or a series of related Investments) by the Restricted Group in, and Acquisitions not otherwise permitted under this Section 8.5(v) of, any member of the Unrestricted Group, Restricted Investments and non-wholly owned Restricted Subsidiaries in an amount not to exceed, in the aggregate during the period from and after the Second Amendment Date through the Final Maturity Date, the sum of (I) $15,000,000, plus (II) the amount of any New Affiliated Equity to the extent allocated solely to this purpose; PROVIDED, HOWEVER, that the aggregate amount of any such Investments made in members of the Unrestricted Group at any time outstanding shall not exceed the sum of (x) $10,000,000, plus (y) the amount of any New Affiliated Equity to the extent allocated solely to this purpose;

                  "(C) Permitted Canadian Investments;

                  "(D) the NTA Investment; and

                  "(E) Acquisitions with respect to which the portion of the Purchase Price in excess of any monetary limitation set forth in this Agreement is payable solely in Equity Interests issued by Holdco or the proceeds of New Affiliated Equity to the extent allocated solely to this purpose, with the value of such Equity Interests and such New Affiliated Equity being excluded from such monetary limitations;

         "provided that each of the foregoing Acquisitions and Investments shall be subject to the following conditions:

                  "(x) no Default or Event of Default shall then exist before or after giving effect to any such Acquisition or Investment;

                  "(y) each time that the Borrower and the Designated Subsidiaries shall complete any single Acquisition or Investment or a series of Acquisitions or Investments (whether related or unrelated) having an aggregate Purchase Price with respect to all such Acquisitions and Investments of greater than or equal to $50,000,000 (with the amount of this basket deemed used by the Borrower and the Designated Subsidiaries being reset to zero (0) following each delivery of Projections required hereunder), the Borrower shall have delivered to each of the Credit Parties updated Projections, in form and substance reasonably satisfactory to the Lead Arrangers assuming consummation of all Acquisitions and Investments included in such set of Acquisitions and Investments and demonstrating the Borrower's pro forma compliance with the Financial Covenants and ability to make all payments of interest and principal when due with respect to the Loans through the Final Maturity Date (which Projections may show the final maturity of the Loans being repaid with the proceeds of new borrowings as long as the projected Borrower Leverage Ratio at the Final Maturity Date is no greater than 1.00 to 1.00), after giving effect to such Acquisition or Investment or series of Acquisitions or Investments, as applicable, and any Indebtedness incurred in connection therewith; and

                  "(z) with respect to any Acquisition structured as an exchange or swap of Tower Assets, the cash outlay by the Borrower or the applicable Designated Subsidiary for such Acquisition must be within the dollar limitations set forth with respect to such Acquisition in this Section 8.5(v) and the Borrower shall provide to the Arrangers and the Lenders revised Projections assuming consummation of such Acquisition and demonstrating pro forma compliance with the Financial Covenants after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;"

                  (d) Section 8.5 of the Credit Agreement, LIQUIDATION; MERGER; ACQUISITION OR DISPOSITION OF ASSETS, is hereby further modified and amended by deleting subsection (x) in its entirety and by substituting the following in lieu thereof:

                  "(x) subject to compliance with Sections 6.9 and 6.15 hereof, the Borrower and the Designed Subsidiaries may form Subsidiaries (other than BTS Transaction Vehicle Subsidiaries (except as set forth in Section 8.5(viii) above))."

         20. AMENDMENT TO SECTION 8.6. Section 8.6 of the Credit Agreement, LIMITATION ON GUARANTIES, is hereby modified and amended by deleting clause (e) and substituting "(e) a guaranty by Holdco permitted under any documents evidencing or relating to the issuance of any Permitted High-Yield Securities issued by Holdco".

         21. AMENDMENT TO SECTION 8.7. Section 8.7 of the Credit Agreement, RESTRICTED PAYMENTS AND PURCHASES, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "Section 8.7 RESTRICTED PAYMENTS AND PURCHASES. The Borrower shall not, and shall cause each of the Designated Subsidiaries not to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that, so long as no Default or Event of Default then exists or would result therefrom, any of the Designated Subsidiaries may make pro rata distributions to holders of Equity Interests in such Designated Subsidiaries, and the Borrower may (a) transfer to Holdco all or a portion of the Equity Interests (or dividend payments made in respect of the Equity Interests) held directly or indirectly by the Borrower in each of the Unrestricted Subsidiaries or the Unrestricted Investments to the extent that the aggregate amount of Investments made by the Borrower and the Designated Subsidiaries in all such Unrestricted Subsidiaries and Unrestricted Investments shall not exceed $10,000,000 at any time during the term of this Agreement; (b) make Restricted Payments to Holdco to enable Holdco to make the following payments when due: (i) dividend or interest payments, as applicable, on Permitted High-Yield Securities issued after the Third Amendment Date in connection with an Eligible Debt Offering or an Eligible Equity Offering, in each case following expiration of any required payment-in-kind period applicable thereto; (ii) to the extent that such payments are required in the ordinary course of business and relate directly to the Borrower or any of the Designated Subsidiaries, or to services provided for or on behalf of the Borrower or any of the Designated Subsidiaries, payments, in each case that are required to be paid in cash, when due of (A) corporate franchise fees and taxes actually owed by Holdco, (B) legal and accounting fees and expenses actually incurred by Holdco, (C) costs incurred to comply with Holdco's reporting obligations under federal or state laws, including, without limitation, reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder and (D) other customary corporate overhead expenses; and
         (iii) payments to repurchase Equity Interests in Holdco owned by employees, officers and directors of Holdco upon their death, disability or termination of employment or service, in an aggregate amount not to exceed $10,000,000 during any year or $15,000,000 during the term of this Agreement; (c) make dividend payments to holders of Permitted High-Yield Securities of the Borrower following expiration of any required payment-in-kind period applicable thereto; and (d) make Restricted Payments to Holdco to enable Holdco to repurchase fractional shares of the common Equity Interests of Holdco resulting from the consummation of any reverse stock split effected by Holdco in aggregate amount not to exceed $400,000 during the term of this Agreement."

         22.      AMENDMENTS TO ARTICLE 9.

                  (a) Section 9.1 of the Credit Agreement, BORROWER LEVERAGE RATIO, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "The Borrower shall not permit as of the end of any fiscal quarter ended during the term of this Agreement, or as of the date of any Advance under this Agreement, the Borrower Leverage Ratio (if applicable, after giving effect to such Advance) to exceed the applicable ratio for such date during the periods as set forth below:

              "QUARTERS ENDING:                                 RATIO:
               ---------------                                  -----

Agreement Date through June 30, 2002                         6.00 to 1.00

July 1, 2002 through December 31, 2002                       5.75 to 1.00

January 1, 2003 through June 30, 2003                        5.50 to 1.00

July 1, 2003 through September 30, 2003                      5.25 to 1.00

October 1, 2003 through June 29, 2004                        5.00 to 1.00

June 30, 2004 through September 29, 2004                     4.75 to 1.00

September 30, 2004 through December 30, 2004                 4.50 to 1.00

December 31, 2004 through March 30, 2005                     4.25 to 1.00

March 31, 2005 through June 29, 2005                         4.00 to 1.00

June 30, 2005 through September 29, 2005                     3.75 to 1.00

September 30, 2005 and thereafter                           3.50 to 1.00"

                  (b) AMENDMENT TO SECTION 9.2. Section 9.2 of the Credit Agreement, BORROWER INTEREST COVERAGE RATIO, is hereby modified and amended by
(i) deleting the phrase "After expiration of the Amendment Period, the" at the beginning of such Section and substituting "The" in lieu thereof, and (ii) by deleting the sentence "The Borrower Interest Coverage Ratio will not be tested during the Amendment Period." from the end thereof.

                  (c) AMENDMENT TO SECTION 9.3. Section 9.3 of the Credit Agreement, TOTAL INTEREST COVERAGE RATIO, is hereby modified and amended by (i) deleting the phrase "(a) After expiration of the Amendment Period, the" from such Section and substituting "The" in lieu thereof and (ii) by deleting subsection (b) in its entirety.

                  (d) AMENDMENT TO SECTION 9.4. Section 9.4 of the Credit Agreement, FIXED CHARGE COVERAGE RATIO, is hereby modified and amended by (i) deleting the phrase "(a) After expiration of the Amendment Period, the" and substituting "The" in lieu thereof and (ii) by deleting subsection (b) in its entirety.

         23.      AMENDMENTS TO ARTICLE 10.

                  (a) Section 10.1 of the Credit Agreement, EVENTS OF DEFAULT, is hereby modified and amended by deleting the phrase "any of the Holdco Notes Indentures or" from subsection (m) thereof.

                  (b) Section 10.1 of the Credit Agreement, EVENTS OF DEFAULT, is hereby further modified and amended by deleting the concluding paragraph at the end thereof (beginning "Notwithstanding anything to the contrary contained in the foregoing...").

         24.      AMENDMENTS TO EXHIBITS AND SCHEDULES.

                  (a) Exhibit I to the Credit Agreement, FORM OF PERFORMANCE CERTIFICATE, is hereby deleted in its entirety and EXHIBIT I attached hereto is substituted in lieu thereof.

                  (b) Schedule 5.1(c) to the Credit Agreement, CAPITALIZATION, is hereby deleted in its entirety and SCHEDULE 5.1(C) attached hereto is substituted in lieu thereof.

                  (c) Schedule 5.1(x) to the Credit Agreement, INVESTMENTS, is hereby deleted in its entirety and SCHEDULE 5.1(X) attached hereto is substituted in lieu thereof.

         25. REDUCTION OF REVOLVING COMMITMENT. The Borrower has requested, and the Administrative Agent and the Credit Parties have agreed, to a voluntary permanent reduction of the Revolving Commitment in the aggregate amount of $100,000,000 to be effective as of the Third Amendment Date. This reduction of the Revolving Commitment is reflected in the amendments to the Credit Agreement set forth above. The Borrower, the Administrative Agent and the Credit Parties hereby agree that (a) the Revolving Commitment shall be permanently reduced to $200,000,000 as of the Third Amendment Date and (b) such reduction shall be applied to reduce the remaining scheduled installments of the Revolving Loans as set forth in Section 2.5 of the Credit Agreement (after giving effect to this Amendment).

         26. NO OTHER AMENDMENTS. Except for the amendments, releases, authorizations and waivers set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Administrative Agent and the Credit Parties hereby reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.

         27. AMENDMENT FEE. The Borrower hereby agrees to pay, upon the Effective Date (as defined in Section 28 below), to each Lender that delivers its consent to this Amendment on or before 5:00 p.m. (Eastern Daylight Time) on May 8, 2003, an amendment fee (the "Amendment Fee") in the amount of 12.5 basis points on the outstanding principal amount of such Lender's Tranche B Loans as of the Effective Date. The Amendment Fee shall be fully earned when due and non-refundable when paid.

         28. CONDITIONS TO EFFECTIVENESS. This Amendment will be effective as of the date first written above (the "Effective Date"), subject to the occurrence of each of the following on or before such date:

                  (a) The Administrative Agent shall have received a counterpart hereof duly executed by the Borrower and Holdco, and by the Majority Lenders, or the Majority Pro Rata Lenders and the Majority Tranche B Lenders, as applicable.

                  (b) The Administrative Agent shall have received a reaffirmation and consent agreement, in form and substance satisfactory to the Administrative Agent and its counsel, duly executed by each of the Subsidiary Guarantors.

                  (c) The Administrative Agent shall have received irrevocable written notice from the Borrower electing to permanently reduce the Revolving Commitment by $100,000,000.

                  (d) All of the representations and warranties of Holdco and the Borrower set forth in the Credit Agreement and this Amendment, other than those that are expressly made as of a specific date, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date as though made on and as of such date.

                  (e) The Credit Parties shall have received payment of all fees and expenses (including, without limitation, the Amendment Fee and legal fees and expenses) due and payable on the Effective Date in respect of the Credit Agreement, this Amendment and the transactions contemplated hereby and thereby.

                  (f) The Administrative Agent shall have received such other information, documents, instruments or approvals as the Administrative Agent or its counsel may reasonably require.

         29. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and Holdco, for itself and on behalf of each of its Subsidiaries, agrees, represents and warrants in favor of the Administrative Agent and the Credit Parties that:

                  (a) This Amendment has been executed and delivered by duly authorized representatives of the Borrower and Holdco, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower and Holdco and is enforceable against the Borrower and Holdco in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by the application of general equitable principles;

                  (b) Each representation or warranty of Holdco, the Borrower and the Designated Subsidiaries set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Amendment, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the date of, and after giving effect to, this Amendment (except to the extent that any such representation or warranty expressly relates to a prior specific date or period);

                  (c) No Default or Event of Default with respect to the Borrower or Holdco has occurred and is continuing; and

                  (d) As of the date hereof, (i) the property of the Borrower, at a fair valuation on a going concern basis, will exceed its debt;
(ii) the capital of the Borrower will not be unreasonably small to conduct its business; and (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature.

         30. RELEASE. As further consideration to induce the Lenders to execute, deliver and perform this Amendment, each of the Borrower (for itself and each of its Subsidiaries) represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which the Borrower, any Subsidiary of the Borrower, or Holdco may have, or claim to have, against the Credit Parties or any of them, with respect to the subject matter hereof, the Loan Documents or matters relating thereto, and each of the Borrower (for itself and each of its Subsidiaries) hereby releases, acquits and forever discharges the Credit Parties and each of them, and their respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the "RELEASED PARTIES") from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent that the Borrower, any Subsidiary of the Borrower, or Holdco may have, or claim to have, against each of the such Released Parties with respect to the subject matter hereof, the Loan Documents or matters relating thereto from the beginning of time until and through the dates of execution and delivery of this Amendment.

         31. EFFECT ON THE CREDIT AGREEMENT. Except as specifically provided herein, the Credit Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

         32. COUNTERPARTS. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         33. DELIVERY OF LENDER ADDENDA. Each Credit Party shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum, substantially in the form of Annex I attached hereto, duly executed by such Credit Party.

         34. LAW OF CONTRACT. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:                               SPECTRASITE COMMUNICATIONS, INC.


                                        By:      /s/ Steven C. Lilly
                                           -------------------------------------
                                        Name:    Steven C. Lilly
                                        Title:   Vice President


HOLDCO:                                 SPECTRASITE, INC.


                                        By:      /s/ Steven C. Lilly
                                           -------------------------------------
                                        Name:    Steven C. Lilly
                                        Title:   Vice President


ADMINISTRATIVE
AGENT:                                  CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:      /s/ Joan S. Griffin
                                           -------------------------------------
                                        Name:    Joan S. Griffin
                                        Title:   Executive Director, CIBC World
                                                 Markets Corp., as Agent


AS LEAD ARRANGER
AND ARRANGER:                           CIBC WORLD MARKETS CORP.


                                        By:      /s/ Joan S. Griffin
                                           -------------------------------------
                                        Name:    Joan S. Griffin
                                        Title:   Executive Director

AS LEAD ARRANGER,
ARRANGER AND
SYNDICATION AGENT:             CREDIT SUISSE FIRST BOSTON


                                        By:      /s/ Sovonna Day-Goins
                                           -------------------------------------
                                        Name:    SoVonna Day-Goins
                                        Title:   Vice President


                                        By:      /s/ Doreen Welch
                                           -------------------------------------
                                        Name:    Doreen Welch
                                        Title:   Associate


AS ARRANGER AND
DOCUMENTATION
AGENT:                                  BANK OF MONTREAL, CHICAGO BRANCH


                                        By:      /s/ Geoffrey R. McConnell
                                           -------------------------------------
                                        Name:    Geoffrey R. McConnell
                                        Title:   Director


AS ARRANGER AND
DOCUMENTATION
AGENT:                                  TD SECURITIES (USA) INC.


                                        By:      /s/ Marla Willner
                                           -------------------------------------
                                        Name:    Marla Willner
                                        Title:   Director